                                                                   EXHIBIT 10.23



                                                      July 2, 1998


Dean H. Blythe
Senior Vice President
Hearst-Argyle Television, Inc.
959 Eighth Avenue
New York, NY 10019

         RE: ASSET EXCHANGE AGREEMENT (THE "ASSET EXCHANGE AGREEMENT"), DATED AS OF FEBRUARY 18, 1998, AS AMENDED, BY AND AMONG STC BROADCASTING, INC. ("STC BROADCASTING"), STC BROADCASTING OF VERMONT, INC. ("STCBV"), STC BROADCASTING OF VERMONT SUBSIDIARY, INC. ("STCBV SUB") AND STC LICENSE COMPANY ("STC LICENSE COMPANY") (STC BROADCASTING, STCBV, STCBV SUB AND STC LICENSE COMPANY SHALL BE COLLECTIVELY REFERRED TO HEREIN AS THE "STC PARTIES") AND HEARST-ARGYLE STATIONS, INC. ("HAT")

Dear Dean:

         This closing letter agreement (the "Letter Agreement") sets forth the mutual understanding and agreement between the STC Parties, Smith Acquisition Company ("SAC"), Smith Acquisition License Company ("SALC", and together with SAC, the "Smith Parties") and HAT regarding certain matters in connection with the Closing as of the date hereof under the Asset Exchange Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Exchange Agreement.

         1. CONSENT TO ASSIGNMENT BY STC. Pursuant to Section 12.6.1 of the Asset Exchange Agreement (but subject to the terms and conditions of the QI Agreement (as defined below)), STC hereby notifies HAT of, and HAT hereby consents to, the assignment by STC of STC's rights, title and interest under the Asset Exchange Agreement with respect to the (a) HAT Non-License Assets with respect to WNAC and WPRI to SAC, and (b) HAT License Assets with respect to WNAC to SALC. The STC Parties and the Smith Parties agree, jointly and severally, to perform all obligations of the STC Parties under the Asset Exchange Agreement with respect to WNAC and WPRI, subject to the limitations and conditions contained therein, including but not limited to (i) the indemnification of HAT pursuant to Section 10.2 of the Asset Exchange Agreement with respect to the HAT Assets relating to WNAC and WPRI subject to the indemnification provisions of
Article X of the Asset Exchange Agreement, and (ii) the assumption of liabilities and indemnification of HAT pursuant to Section 2.9 of the Asset Exchange Agreement with respect to WNAC and WPRI (and their employees). HAT hereby acknowledges and agrees that the Smith Parties shall have all the rights of STC under Section 10.3 of the Asset Exchange Agreement with respect to the HAT Assets relating to WNAC and WPRI subject to the indemnification provisions of Article X of the Asset Exchange Agreement.

Dean H. Blythe
July 2, 1998
Page 2


         2. USE OF QUALIFIED INTERMEDIARY. The parties hereto acknowledge and agree that in order to facilitate an orderly Closing under the Asset Exchange Agreement the parties desire to use Chicago Deferred Exchange Corporation ("Chicago") as the QI for certain of the transactions pursuant to that certain Joint Exchange Agreement, dated as of the date hereof, (the "QI Agreement") by and among the STC Parties, the Smith Parties, HAT and Chicago. In connection with the use of the QI, the parties acknowledge and agree that the following provisions of the Asset Exchange Agreement shall be amended:

                  (a) AMENDMENT TO RECITALS. The eleventh recital to the Asset Exchange Agreement is hereby deleted in its entirety.

                  (b) TRANSFER BY THE STC EXCHANGE ENTITIES. Section 2.1 of the Asset Exchange Agreement is hereby amended in its entirety to read as follows:

         "Subject to the terms and conditions of this Agreement and the QI Agreement and in reliance upon the representations, warranties and agreements contained herein, (a) STC Broadcasting shall assign, transfer, convey and deliver to HAT free and clear of any Encumbrances other than Permitted Encumbrances, and HAT shall acquire and accept from STC Broadcasting, all right, title and interest of STC Broadcasting in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by STC Broadcasting in connection with the business and operations of the STC Stations other than the STC License Assets (collectively, the "STC Non-License Assets") with respect to KSBW; (b) STCBV Sub shall assign, transfer, convey and deliver to HAT free and clear of any Encumbrances other than Permitted Encumbrances, and HAT shall acquire and accept from STCBV Sub, all right, title and interest of STCBV Sub in, to and under all STC Non-License Assets and all STC License Assets (the STC Non-License Assets and the STC License Assets are collectively referred to herein as the "STC Assets") with respect to WPTZ and WNNE; and (c) STC License Company shall assign, transfer, convey and deliver to HAT free and clear of any Encumbrances other than Permitted Encumbrances, and HAT shall acquire and accept from STC License Company, all right, title and interest of STC License Company in, to and under all STC License Assets with respect to KSBW. The STC Assets shall exclude the STC Excluded Assets described in Section 2.4. STC Broadcasting, STCBV, STCBV Sub, STC License Company, SAC and SALC are sometimes referred to herein as the "STC Exchange Entities"."

                  (c) TRANSFER BY HAT. Section 2.2 of the Asset Exchange Agreement is hereby amended in its entirety to read as follows:

         "Subject to the terms and conditions of this Agreement and the QI Agreement and in reliance upon the representations, warranties and agreements contained herein, (a) HAT shall assign, transfer, convey and deliver to STC Broadcasting free and clear of any Encumbrances other than Permitted Encumbrances, and STC Broadcasting shall acquire and accept from HAT, all right, title and interest of HAT in, to and under all real, personal

Dean H. Blythe
July 2, 1998
Page 3


and mixed assets, rights, benefits and privileges, both tangible and intangible, owned, leased, used or useful by HAT in connection with the business and operations of the HAT Stations other than the HAT License Assets (collectively, the "HAT Non-License Assets") with respect to WDTN; (b) HAT shall assign, transfer, convey and deliver to STC (subject, however, to STC's right to assign STC's rights under this clause (b), with the prior consent of HAT, to Smith Acquisition Company (d/b/a WNAC-TV), a Delaware corporation ultimately controlled by Robert N. Smith ("SAC")) free and clear of any Encumbrances other than Permitted Encumbrances and STC (or SAC, if STC has assigned STC's rights to SAC) shall acquire and accept from HAT, all right, title and interest of HAT in, to the HAT Non-License Assets with respect to WNAC; (c) HAT shall assign, transfer, convey and deliver to STC License Company free and clear of any Encumbrances other than Permitted Encumbrances, and STC License Company shall acquire and accept from HAT, all right, title and interest of HAT in, to and under all HAT License Assets (the HAT License Assets and the HAT Non-License Assets are collectively referred to herein as the "HAT Assets"; the STC Assets and the HAT Assets are sometimes each individually referred to herein as "Assets") with respect to WDTN; and (d) HAT shall assign, transfer, convey and deliver to STC (subject, however, to STC's right to assign STC's rights under this cause (d), with the prior written consent of HAT, to Smith Acquisition License Company, a Delaware corporation ultimately controlled by Robert N. Smith ("SALC")), free and clear of any Encumbrances other than Permitted Encumbrances and STC (or SALC, if STC has assigned STC's rights to SALC) shall acquire and accept from HAT, all right, title and interest of HAT in, to the HAT License Assets with respect to WNAC. The HAT Assets shall exclude the HAT Excluded Assets described in Section 2.4."

                  (d) EXCHANGE OF ASSETS. Section 2.5.1 of the Asset Exchange Agreement is hereby amended in its entirety to read as follows:

         "Subject to the terms and conditions of the QI Agreement and for and in consideration of the conveyance of the STC Assets to HAT and in addition to the assumption of Liabilities by HAT as set forth in Section 2.10, at the Closing HAT agrees to (a) transfer to STC Broadcasting the HAT Non-License Assets with respect to WDTN and transfer to Smith Acquisition Company the HAT Non-License Assets with respect to WNAC and WPRI, as provided for in Section 2.2, (b) transfer to STC License Company the HAT License Assets with respect to WDTN and transfer to Smith Acquisition License Company the HAT License Assets with respect to WNAC, as provided for in Section 2.2, and (c) pay to STC by wire transfer of immediately available funds to an account designated by STC the amount of Twenty-One Million Three Hundred Sixty-Six Thousand Six Hundred and Fifty Dollars ($21,366,650) (the "Cash Consideration"), less (i) any Burlington Financing Amount which is not repaid by STCBV Sub as of the Closing Date, and
(ii) plus any adjustments, if any, with respect to the ABC Affiliation Agreement as described in Section 7.5."

                  (e) ASSIGNMENT OF THE SINCLAIR DOCUMENTS. Section 2.11.2 of the Asset Exchange Agreement is hereby amended in its entirety to read as follows:

Dean H. Blythe
July 2, 1998
Page 4


         "At the Closing, STCBV Sub agrees to assign to HAT all of STCBV Sub's right, title and interest in, to and under the Sinclair Documents that relate to WPTZ, WNNE and any assets related thereto (but not including the assets of WFFF). In the event that any such rights and interests are not assignable, STC shall use commercially reasonable efforts (a) to provide HAT the financial and business benefits HAT would have enjoyed had such rights and interests been assignable as of the date hereof, and (b) upon the request of HAT, to enforce in STCBV Sub's name for the account of HAT any rights that would otherwise have been available to HAT had the rights and interests under the Sinclair Documents been assignable as of the date hereof."

                  (f) WFFF TBA. Section 2.11.3 of the Asset Exchange Agreement is hereby amended by deleting the second and third sentences thereof.

                  (g) LIKE-KIND EXCHANGE TREATMENT. Section 6.12.2 is hereby amended in its entirety to read as follows:

         "The parties intend that the following exchanges of Assets pursuant to this Agreement shall qualify as "like kind" exchanges under Section 1031 of the
Code: (a) for the STC Exchange Entities, the exchange by the STC Exchange Entities of KSBW for WDTN, and (b) for HAT, the exchange by HAT of the HAT Assets for the STC Assets. The parties acknowledge and agree that the exchange by the STC Exchange Entities of WNNE and WPTZ for any of the HAT Assets is not intended to qualify for the STC Exchange Entities as a "like kind" exchange under Section 1031 of the Code."

                  (h) ELECTION OF A QUALIFIED INTERMEDIARY. Section 6.12.5 of the Asset Exchange Agreement is hereby amended in its entirety to read as follows

         "HAT acknowledges and agrees that the STC Exchange Entities have elected to facilitate the exchanges contemplated by this Agreement by the use of a "qualified intermediary" as defined in Treas. Reg. (S)1.1031(k)-1(g)(4) (the "QI") for purposes of engaging in the exchange of the HAT Assets and the STC Assets. Both HAT and the STC Exchange Entities agree at Closing (but immediately prior to the consummation of the exchange of Assets contemplated in Article II) to assign such party's rights in respect of such party's Assets (other than the Cash Consideration) under this Agreement to the QI (but such assignment shall not relieve any party of such party's obligations under this Agreement and such assignment shall be conditioned upon the QI re-assigning such rights to such party immediately after the consummation of the exchange of Assets contemplated by Article II). Each party shall cooperate with all reasonable requests of the other party and the QI in arranging and effecting the transfer of the Assets to and from the QI. Without limiting the generality of the foregoing, at Closing, each of the STC Exchange Entities and HAT agree to comply with the terms and conditions of the QI Agreement and to (i) deliver such party's Assets (other than the Cash Consideration) to the QI rather than to the other party (which

Dean H. Blythe
July 2, 1998
Page 5


delivery shall discharge the obligation of such party to make delivery of the Assets hereunder), and (ii) to accept delivery of the other party's Assets from the QI rather than from the other party."

         3. PRORATION DETERMINATION DATE; NO PRORATION FOR WPTZ AND WNNE. Notwithstanding anything to the contrary set forth in Section 2.6 of the Asset Exchange Agreement or otherwise, STC and HAT acknowledge and agree that (i) the date and time to be used for calculating the Proration Amount under Section 2.6 of the Purchase Agreement shall be June 1, 1998 at 12:01 AM with respect to the Closing under the Asset Exchange Agreement on the date hereof, and (ii) there shall be no Proration Amount calculated by STC for WPTZ and WNNE and there shall be no proration adjustment for WPTZ and WNNE.

         4. CERTAIN FINANCIAL ARRANGEMENTS FOR WDTN AND KSBW. In order to facilitate an orderly transition of KSBW to HAT and WDTN to STC, the parties acknowledge and agree that the date and time to be used for calculating the Accounts Receivable for KSBW and WDTN for purposes of Section 2.7 of the Asset Exchange Agreement shall be June 1, 1998 at 12:01 AM (the "Accounts Receivable Transfer Date") with respect to the Closing under the Asset Exchange Agreement on the date hereof. The parties further acknowledge and agree that any cash or other revenue collected during the period between the Accounts Receivable Transfer Date and the date hereof (the "Interim Period") shall be allocated between the parties as follows: (a) STC shall receive the benefit of all cash or other revenue received with respect to WDTN during the Interim Period, and (b) HAT shall receive the benefit of all cash or other revenue received with respect to KSBW during the Interim Period. Consequently, each of HAT and STC shall receive an adjustment to the Base Purchase Price for such cash collected by HAT and STC, respectively, during the Interim Period as provided for in that certain Settlement Statement and Agreement Regarding Flow of Funds, dated as of the date hereof, by and among the STC Exchange Entities and HAT (the "Settlement Statement"). The parties further acknowledge and agree that (a) any accounts payable relating to the operation of WDTN in the ordinary course of business consistent with past practice, up to and including May 31, 1998, shall be paid by HAT, and any accounts payable relating to the operation of WDTN in the ordinary course of business consistent with past practice on or after June 1, 1998 shall be paid by STC, unless otherwise provided for in the Proration Amount for WDTN, and (b) any accounts payable relating to the operation of KSBW in the ordinary course of business consistent with past practice, up to and including May 31, 1998, shall be paid by STC, and any accounts payable relating to the operation of KSBW in the ordinary course of business consistent with past practice on or after June 1, 1998 shall be paid by HAT, unless otherwise provided for in the Proration Amount for KSBW.

Dean H. Blythe
July 2, 1998
Page 6


         5. CERTAIN FINANCIAL ARRANGEMENTS FOR WNAC AND WPRI. In order to facilitate an orderly transition of WNAC and WDTN to SAC, the parties acknowledge and agree that all amounts payable under the Clear Channel Agreements in respect of the period on or after June 1, 1998 shall be for the benefit and account of SAC.

         6. TERMINATION AND RELEASE UNDER STCBV SUB/HAT CREDIT AGREEMENT. The parties acknowledge and agree that the transfer of funds on the date hereof in accordance with the Settlement Statement constitutes full, satisfactory and complete performance of all obligations of the parties under the Credit Agreement dated as of April 24, 1998 by and between STCBV Sub and HAT (the "Credit Agreement"), specifically including but not limited to the obligations of full repayment of principal and payment of all interest by STCBV Sub; and that, subject only to such transfer of funds, as of the date hereof, there are no further obligations or performances of any kind required of either STC or HAT under the Credit Agreement. The parties acknowledge that, subject only to the transfer of such funds on the date hereof described in the preceding sentence, this shall act as a full and complete release of any and all further obligation under the Credit Agreement or any other document or agreement executed in connection therewith. HAT further acknowledges and agrees that upon receipt of the amounts payable to HAT as provided for in the Settlement Statement, HAT shall immediately release the Note (as defined in the Credit Agreement) and any securities pledged in connection therewith and deliver the same by overnight courier to counsel for STC.

         7. COBRA MATTERS FOR HAT TERMINATED EMPLOYEES. The parties acknowledge and agree that notwithstanding the terms and conditions of the Asset Exchange Agreement, STC agrees to make available to any Non-Transferred Employee of WDTN the option to obtain COBRA benefits from the HMO plan which STC offers to other Designated Employees at WDTN; provided, however, STC shall not be required to provide such COBRA benefits if the provision of such COBRA benefits would result in any material adverse economic effect to STC. The parties further acknowledge and agree that STC shall not be obligated to provide the COBRA benefits described in the preceding sentence for more than twelve (12) months after the date hereof.

         8. ENVIRONMENTAL MATTERS. The parties acknowledge and agree that certain environmental remediation required at WDTN and KSBW under Section 6.17 of the Agreement have not been completed as of the date hereof. Each of HAT and STC agrees to use its best efforts to complete the environmental remediation described in Section 6.17 as promptly as possible, but in no event later than ninety (90) days after the date hereof.

Dean H. Blythe
July 2, 1998
Page 7


         9. DEFERRED REAL PROPERTY. The parties acknowledge and agree that as of the date hereof HAT has been unable to transfer and convey that certain parcel of unimproved real property located in the town of Rehoboth, Bristol County, Massachusetts consisting of approximately 18.98 acres, as is more particularly described on Schedule 2.3.2 of the HAT Disclosure (the "Deferred Real Property") and for which the current title holder of record is Rhode Island Broadcasting Corporation ("RIBC"). From and after the date hereof, HAT agrees to use its best efforts to purchase the Deferred Real Property from RIBC and transfer and convey the Deferred Real Property to SAC and in accordance with the terms and conditions of the Asset Exchange Agreement. If HAT has not transferred the Deferred Real Property to SAC on or prior to the one hundred and eightieth (180th) day after the date hereof, HAT shall immediately pay to SAC the amount of $103,000 as liquidated damages for HAT failing to transfer and convey the Deferred Real Property to SAC, upon such payment, and HAT shall not be obligated to transfer the Deferred Real Property to SAC.

         10. MISCELLANEOUS. Except as expressly modified hereby, all other terms and conditions of the Asset Exchange Agreement shall remain in full force and effect in accordance with their terms.


                              * * * * * * * * * *

Dean H. Blythe
July 2, 1998
Page 8


         Please acknowledge your understanding of and agreement with the foregoing by signing this Letter Agreement in the spaces provided below.


                                    STC BROADCASTING, INC.



                                    By: /s/ David A. Fitz
                                        -----------------
                                        David A. Fitz
                                        Chief Financial Officer


                                    STC LICENSE COMPANY



                                    By: /s/ David A. Fitz
                                        -----------------
                                        David A. Fitz
                                        Chief Financial Officer


                                    STC BROADCASTING OF VERMONT, INC.



                                    By: /s/ David A. Fitz
                                        -----------------
                                        David A. Fitz
                                        Chief Financial Officer


                                    STC BROADCASTING OF VERMONT
                                    SUBSIDIARY, INC.



                                    By: /s/ David A. Fitz
                                        -----------------
                                        David A. Fitz
                                        Chief Financial Officer

Dean H. Blythe
July 2, 1998
Page 9



                                    SMITH ACQUISITION COMPANY (d/b/a
                                    WNAC-TV)



                                    By: /s/ David A. Fitz
                                        -----------------
                                        David A. Fitz
                                        Chief Financial Officer


                                    SMITH ACQUISITION LICENSE COMPANY



                                    By: /s/ David A. Fitz
                                        -----------------
                                        David A. Fitz
                                        Chief Financial Officer






ACKNOWLEDGED AND AGREED:

HEARST-ARGYLE STATIONS, INC.



By: /s/ Dean H. Blythe
    ------------------
    Dean H. Blythe
    Senior Vice President




ccs: David A. Fitz
     Steven A. Hobbs
     William S. Reyner, Jr.